SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. __)

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement     [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[X] Definitive Additional Materials


[ ] Soliciting Material Pursuant to Section (240.14a-11(c) or Section (240.14a-12

                           The Park Avenue Portfolio
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 Board of Trustees of The Park Avenue Portfolio
             -------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

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        3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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        5)      Total fee paid: ___________________________________________

 [ ] Fee paid previously with preliminary materials.

 [ ] Check ( if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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


                            THE PARK AVENUE PORTFOLIO

                       The Guardian Asset Allocation Fund

                 201 Park Avenue South, New York, New York 10003

                               -------------------

                    Notice of Special Meeting of Shareholders

                                  April 8, 1997

                              --------------------


     A special meeting of the shareholders of THE GUARDIAN ASSET ALLOCATION FUND (the "Fund"), a series of THE PARK AVENUE PORTFOLIO, will be held on Tuesday, April 8, 1997, at 9:30 a.m., New York time, for the following purposes:


     1. To consider a proposal to amend the Fund's fundamental investment restriction with respect to issuer diversification;


     2. To consider a proposal to amend the Fund's fundamental investment restriction with respect to investment in other investment companies; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The meeting will be held at the offices of The Guardian Life Insurance Company of America, 201 Park Avenue South, Mezzanine Floor, New York, New York 10003.

     You are entitled to notice of and to vote at the meeting, and any adjournments thereof, if you owned or had a voting interest in shares of the Fund at the close of business on January 31, 1997.

                                       By order of the Board of Trustees,

                                       Joseph A. Caruso, Secretary


February 10, 1997


            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign the proxy card, and return it in the accompanying postage-paid envelope. If you sign and date your proxy card but do not provide voting instructions, your shares will be voted FOR all of the proposals. If you are entitled to vote the shares in more than one shareholder account, to vote all your shares you must complete and return a separate proxy card for each account in which you have an interest.

     Please help us to avoid unnecessary expense by completing and mailing your proxy card promptly.

                            THE PARK AVENUE PORTFOLIO

                       The Guardian Asset Allocation Fund

                 201 Park Avenue South, New York, New York 10003

                               -------------------

               Proxy Statement for Special Meeting of Shareholders

                                  April 8, 1997

TO THE SHAREHOLDERS:


     A special meeting of shareholders of The Guardian Asset Allocation Fund (the "Fund") will be held on April 8, 1997 at 9:30 a.m., New York time, at 201 Park Avenue South, Mezzanine Floor, New York, New York 10003, to consider the proposals listed below. This Proxy Statement describes the proposals to be considered and voted upon at the Special Meeting or any adjournment thereof, and will be first mailed to shareholders on or about February 10, 1997.


     You are entitled to notice of and to vote at the Special Meeting, and any adjournments thereof, if you owned or had a voting interest in shares of the Fund at the close of business on January 31, 1997 (the "Record Date"). Class A shares and Class B shares of the Fund will be voted together as one class.


     Please indicate your voting instructions on the enclosed proxy card, date and sign the proxy card, and return it in the accompanying postage-paid envelope. If you sign and date your proxy card but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are entitled to vote the shares in more than one shareholder account, in order to vote all your shares you must complete and return a separate proxy card for each account in which you have an interest. You may revoke a proxy card by submitting a subsequent proxy card before the Meeting, by timely written notice, or by attending and voting at the Meeting.

     As of the Record Date, there were 6,853,238 Class A shares and 417,074 Class B shares of the Fund outstanding. Each full share of the Fund is entitled to one vote and fractional shares are entitled to proportionate fractional votes.

     As of the Record Date, Guardian Investor Services Corporation ("GISC"), the Fund's investment adviser, owned 132,829 Class B shares of the Fund and The Guardian Life Insurance Company of America ("Guardian Life"), GISC's indirect parent, owned 1,260,193 Class A shares. Together, such parties owned 19% of the Fund's shares and intend to vote such shares FOR the proposals presented. Management does not know of any other person who beneficially owned 5% or more of the Fund's shares as of the Record Date.


     The presence in person or by proxy of the holders of a majority of the shares of the Fund entitled to be voted at the Meeting is required to establish a quorum at the Meeting. If sufficient votes have not been received FOR either proposal, an adjournment of the Meeting may be proposed to permit further solicitation of proxies. The persons named as proxies will vote those shares which they are entitled to vote in their best judgment on the issue of adjournment.

     In tallying shareholder votes, abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted because instructions have not been received from the beneficial owners) will be considered to be entitled to be voted on both proposals, but will not be counted as affirmative votes for the purposes of determining the requisite number of votes for approval; in effect, they will be counted as votes against each proposal.

     The expenses of this proxy solicitation will be paid by GISC. The solicitation of proxies will be made primarily by mail, but also may include telephone or oral communication by officers of the Fund or GISC, or by regular employees of Guardian Life, none of whom will receive compensation from the Fund for their participation in the solicitation. GISC has retained the services of Management Information Services Corporation to mail the proxy materials and tabulate the votes received for the Fund. The expenses associated with using the services of this firm cannot be reasonably estimated at this time. However, any such expenses will be paid by GISC. Failure of a quorum to be present in person or by proxy at the Meeting will result in additional expenses to GISC.

     The annual report of The Park Avenue Portfolio (the "Portfolio") for the year ended December 31, 1995, and the semi-annual report for the six months ended June 30, 1996, contain the financial statements of the Fund and can be obtained without charge by calling GISC at 1-800-221-3253 or by writing to GISC at 201 Park Avenue South, New York, New York 10003. The annual report of the Portfolio for the year ended December 31, 1996 will be available on or about February 28, 1997, and will be mailed to all shareholders who continue to own shares on that date.

                         THE "FUND OF FUNDS" ARRANGEMENT

Introduction

     The purpose of the Special Meeting is to seek your approval to amend two of the fundamental investment policies of the Fund, in order to allow the Fund to invest directly in other mutual funds for which GISC (or an affiliate of GISC) serves as investment adviser. Each of the proposals you will consider is related. If shareholders do not approve both of the proposals described in this Proxy Statement, the proposed changes to the Fund's operations will not take place and the Fund will not be able to invest in these other mutual funds as proposed.

     The Fund allocates its investments among three sectors: stocks, bonds and money market instruments. Currently, the Fund purchases individual securities within each sector. The Board of Trustees has approved a change in the operations of the Fund so that, instead of purchasing individual securities, the Fund would invest its assets in three other mutual funds managed by GISC that in turn invest in the types of stocks, bonds and money market securities that the Fund currently purchases directly. This arrangement is known as a "fund of funds." For the reasons set forth under "Reasons for the Proposed Fund of Funds Arrangement" below, the Trustees have determined that this structure will benefit shareholders of the Fund. If, in the future, the Trustees determine that the fund of funds arrangement is no longer in the best interests of shareholders of the Fund, the Trustees may terminate the arrangement without shareholder approval.

     The conversion of the Fund to a fund of funds is contingent upon your approval of the proposals presented below, because the Fund currently has in place certain fundamental investment restrictions which limit its ability to act as a fund of funds. In addition, the conversion is contingent upon receipt of an order of exemption from the Securities and Exchange Commission (the "SEC") from certain provisions of the Investment Company Act of 1940 (the "1940 Act"), the principal federal statute that governs the operation of the Portfolio and the Fund. The order of exemption, if granted, would enable the Fund to operate as a fund of funds as described in this proxy statement. The Fund and GISC have applied for an order of exemption, which is described in more detail below in "Requirement for Exemptive Relief from the SEC." Fund management anticipates that the SEC will issue an order which permits the arrangements described in this proxy statement. However, there is no assurance that the order will be granted, and if the SEC fails to grant the exemption, the Fund will retain its current operational structure.

Structure of the Fund of Funds

How the Fund Will Operate as a Fund of Funds

     If the Fund operates as a fund of funds as proposed, the Fund intends to invest in three mutual funds that are also series of the Portfolio, namely, The Guardian Park Avenue Fund (the "Park Avenue Fund"), The Guardian Investment Quality Bond Fund (the "Bond Fund") and The Guardian Cash Management Fund (the "Cash Fund"). Each of these funds invests in the types of securities that the Fund currently purchases--the Park Avenue Fund invests in equity securities, the Bond Fund invests in debt securities and the Cash Fund invests in money market instruments. In addition, Charles E. Albers, the portfolio manager of the Fund's equity investments, also manages the Park Avenue Fund.


     The Fund is currently permitted to engage in futures and options transactions, as described in its prospectus, and would continue to be able to do so as a fund of funds. In addition, the Fund will retain the ability to invest in individual securities when GISC believes it would be advantageous to do so. It is anticipated that the Fund would use this ability primarily to purchase individual money market instruments, but the Fund could also purchase other types of securities. Although it does not currently anticipate doing so, the Fund also would be permitted to invest in any mutual fund currently in existence or created in the future that is managed by GISC or an affiliate of GISC, as long as that other fund would be an appropriate investment given the Fund's investment objective and policies.


Expense Information

     If the Fund converts to a fund of funds, it is anticipated that the level of total annual expenses to be borne by shareholders will be less than the current level, as explained below. Currently, the Fund pays an investment advisory fee to GISC at the annual rate of 0.65% of the Fund's average daily net assets, and an annual administrative services fee of 0.25% of average daily net assets. Shareholders who own Class B shares of the Fund also pay an annual distribution fee under a plan adopted pursuant to Rule 12b-1 under the 1940 Act equal to 0.75% of the average daily net assets of the Class B shares. Shareholders of the Fund also pay ongoing custodial, transfer agency and other operating expenses.

     No additional sales charges. Normally, when an investor purchases shares of any mutual fund in the Portfolio, including the Fund, the investor incurs sales charges which may be imposed at the time of purchase (Class A shares) or upon redemption (Class B shares). Purchasers of the Fund's shares will continue to be subject to these sales charges. However, if the Fund invests in other mutual funds managed by GISC or an affiliate of GISC, it will be exempt from paying any sales charges normally charged to investors in those funds. Instead, the Fund would purchase Class A shares of the other funds with a waiver of any applicable sales charge. As a result, shareholders would not pay additional sales charges when the Fund acts as a fund of funds.


     Advisory fee. Under the proposed arrangement, the advisory fee of the Fund would be structured differently during any period when the Fund is operated as a fund of funds. As a fund of funds, the Fund's advisory fee will have two components. It is anticipated that when the two components are combined, based on the current fee structure of the underlying funds, the effective annual fee payable by shareholders of the Fund for advisory services will be 0.50% of average daily net assets, or 0.15% less than the annual advisory fee of 0.65% currently in effect, as a result of certain undertakings by GISC.


     The two components of the advisory fee under the fund of funds structure are as follows: First, the portion of the Fund's assets invested in other mutual funds will be subject to a proportionate share of the advisory fee paid by each mutual fund in which the Fund invests. The Fund will not impose any additional advisory fees for the portion of its assets invested in other mutual funds.

     Under this first component, for the portion of assets invested in another fund, the shareholders of the Fund will be subject to the advisory fees paid by that fund. Since the Fund's current intention is to invest its assets exclusively in the Park Avenue Fund, the Bond Fund and the Cash Fund, each of which pays an annual advisory fee of 0.50% of average daily net assets, shareholders of the Fund would bear an effective annual fee of 0.50% for assets invested in those funds. If, in the future, the advisory fee rates of those funds change, or if a new mutual fund is added to the list of funds in which the Fund may invest, the effective annual rate of the advisory fee may change. Management currently does not intend to propose any changes to any other fund's advisory fees, or to add any other funds to the list of funds in which the Fund may invest as a fund of funds. However, either event could occur without the approval of the Fund's shareholders.

     The second component of the advisory fee applies to the Fund's assets that are not invested in other mutual funds but, instead, are invested by GISC on behalf of the Fund directly in individual securities, such as money market securities. The Fund will pay GISC a fee of 0.50% annually for the portion of the Fund's assets that are invested in individual securities.

     In total, it is anticipated that Fund shareholders would be subject to advisory fees at an overall annual rate of 0.50%. This fee structure is made possible because GISC has agreed, while the Fund operates as a fund of funds, to waive a portion of the annual advisory fee which it is authorized to charge the Fund. GISC would continue to have the right to impose a fee for services relating to the ongoing reallocation of the Fund's assets among the stock, bond and cash sectors. This portion of the advisory fee would be, on an annual basis, up to 0.15% of average daily net assets of the Fund. GISC may discontinue this waiver, subject to the approval of the Fund's Trustees. It is not anticipated that GISC will seek the Trustees' approval for discontinuance of all or any portion of this waiver unless it can successfully demonstrate that the costs of the allocation services provided by GISC exceed those currently anticipated. GISC also will not impose any advisory fee on assets of the Fund that are invested in other mutual funds, since such assets will be subject to a proportionate share of the advisory fees payable by those funds.

     Shareholders should be aware that the Fund will continue to be authorized by its advisory agreement with GISC to impose an investment advisory fee at the annual rate of 0.65% of average daily net assets. If, in the future, the Trustees determine that it is no longer in the Fund's best interests to operate as a fund of funds and the arrangement is terminated, absent other action the advisory fee would return to the annual rate of 0.65%. If the Trustees determine to discontinue the fund of funds arrangement, their decision would not be subject to a shareholder vote.

     Administrative services fee. Currently, each class of shares of the Fund is subject to an annual administrative services fee of 0.25%. Under the fund of funds arrangement the aggregate amount of this fee would not change, but it would be charged in a manner similar to that of the advisory fee, as described above. The administrative services fee, which is charged to the Park Avenue Fund, the Bond Fund and the Cash Fund at the same rate as the Fund's current fee, would be assessed at the level of those funds to the extent that the Fund invests in those funds, and will continue to be assessed at a rate of 0.25% of the Fund's average daily net assets to the extent that the Fund invests in individual securities.

     Other operating expenses. Certain operating expenses currently applicable to shareholders of the Fund, including fees for custodial services, trustees' fees, legal and accounting services and transfer agency services, will be incurred at two levels. Shareholders of the Fund will continue to bear these fees, and will also be subject to their pro rata portion of the comparable fees paid by the Park Avenue Fund, the Bond Fund and the Cash Fund. Management will make every effort to eliminate any of these types of expenses that are duplicative, and believes that certain of these expenses can be reduced. However, not all duplicative expenses can be entirely eliminated. It is anticipated that any increase in these operating expenses will not be material to shareholders of the Fund, and are, in the aggregate, expected to be more than offset by the expected reduction in the advisory fee described above.


     The following table shows the actual annual operating expenses of the Fund for the year ended December 31, 1996, and shows estimated annual operating expenses following the conversion to a fund of funds:




                                             Actual                                  Estimated Effective
                                            Expenses                                   Annual Expenses
                                            --------                                   ---------------

                           Class A shares     Class B shares     Class A shares          Class B shares

Management Fees         0.65%               0.65%                  0.50%(after waiver)*      0.50%(after waiver)*
12b-1 Fees              None                0.75%                  None                      0.75%
Administrative Fees     0.25%               0.25%                  0.25%                     0.25%

Other Expenses          0.40%               0.75%                  0.34%                     0.76%
                      ------              ------                    ---                       ---

Total Operating
     Expenses           1.30%               2.40%                  1.09%                     2.26%

*As described above under "Advisory Fee", absent certain fee waivers by GISC, "Management Fees" for the Fund would continue to be 0.65%, on an annual basis, of average daily net assets, and "Total Operating Expenses" would be 1.24% for Class A shares and 2.41% for Class B shares.


     Finally, it is possible that Fund shareholders will experience a reduction in trading costs when the Fund is operated as a fund of funds. In contrast to securities purchases currently made directly by the

Fund, the Park Avenue Fund and the Bond Fund may be able to spread their trading costs over a larger asset base and to take advantage of reduced prices for larger securities trades.

Reasons for the Proposed Fund of Funds Arrangement


     The Trustees of the Portfolio believe that the proposed arrangements will benefit the shareholders of the Fund in several respects. First, the proposed arrangement will give the Fund a greater level of diversification in the number and types of securities in its portfolio, which should reduce the Fund's overall level of risk. To illustrate this point, consider the relative sizes of the Fund's investment portfolio and the portfolios of the other mutual funds. The current level of assets of the Fund was approximately $93.3 million as of December 31, 1996. This amount was allocated as follows: approximately 63% was invested in 152 different securities in the equity sector, 11% in 10 different bond issues, and the remainder in cash equivalents and options. In comparison, the Park Avenue Fund had assets of approximately $1.43 billion on that date invested in 302 different securities issues, the Bond Fund had assets of approximately $50.8 million invested in 51 different bond issues, and the Cash Fund had approximately $90.8 million invested in money market securities.

     Because of their larger proportionate size, the Park Avenue Fund, the Bond Fund and the Cash Fund can each hold a far greater number of securities, and will be more broadly diversified, than the Fund. If the Fund adopts a fund of funds structure, it will receive the benefit of this greater diversification. With greater diversification in its investments, the Fund would be less affected by a decline in the price of any individual security in its portfolio. It is unlikely that, absent the use of a fund of funds arrangement, the Fund would grow large enough to achieve this level of diversification for a considerable period of time. GISC believes that this greater diversification could enhance fund performance, although there is no assurance that this will occur.


     The Trustees also believe that the Fund and its shareholders would benefit from a reduced level of fees. As described above under "Structure of the Fund of Funds--Expense Information," management expects that there will be a reduction in the overall fee level of the Fund following the conversion to a fund of funds. To the extent that the Fund's fees are reduced, the Fund should experience a higher level of return, assuming the same performance results. Although there is no assurance that the Fund's performance will be enhanced after a conversion to a fund of funds structure, management believes that the expected reduction in fees will benefit the Fund.

     In addition, upon a conversion to a fund of funds, management believes that the Fund will be operated more efficiently than is currently possible. Because of the Fund's lower asset level in proportion to the Park Avenue Fund, the Bond Fund and the Cash Fund, the Fund often trades securities in smaller amounts than such funds. Management believes that the Fund is unable to take full advantage of investment opportunities that are available to funds that trade in larger blocks of securities. As a fund of funds, the Fund would be in a position to benefit from the ability of the underlying funds to take advantage of these opportunities, as well as the anticipated savings in trading costs described above under "Other Operating Expenses."

Requirement for Exemptive Relief from the SEC

     The proposed change in the Fund's structure is subject to the receipt of an order from the SEC granting an exemption from certain provisions of the 1940 Act. The 1940 Act provides, in general, that an investment company such as the Fund may not invest more than an aggregate of 10% of its total assets in other mutual funds and provides other limits on investments in individual mutual funds. The 1940 Act also restricts certain transactions between affiliated mutual funds. The Fund has filed an application for an order of exemptive relief from these provisions of the 1940 Act to the extent that they would limit the Fund's ability to operate as proposed. The application describes in detail the proposed fund of funds arrangement, which has been structured to be consistent with other fund of fund arrangements that the SEC has previously approved. In the application, the Fund and GISC have agreed to abide by certain conditions that the SEC has required in other fund of fund arrangements.

     If granted, the order would enable the Fund to exceed the 10% aggregate limit and certain other limitations on investing in shares of other mutual funds provided in the 1940 Act, subject to certain conditions required by the SEC. The order would also permit the Fund to engage in transactions with affiliated mutual funds, to the extent necessary to operate as the proposed fund of funds with GISC (or an affiliate of GISC) serving as adviser of each of the underlying mutual funds. Although there can be no assurance that the SEC will grant the order of exemption, management believes that it is likely that such an order will be granted to allow the Fund to operate as a fund of funds. If the SEC imposes additional restrictions as a condition to granting the exemption, management believes that any such restrictions would not substantially affect the description of the fund of funds arrangement set forth above.

                                   * * * * * *

                                 PROPOSAL NO. 1


                            APPROVAL OF AMENDMENT OF
                       FUNDAMENTAL INVESTMENT RESTRICTION
                        REGARDING ISSUER DIVERSIFICATION


     As described above, it is necessary that shareholders of the Fund approve changes to two of the Fund's fundamental investment restrictions in order for the Fund to operate as a fund of funds. One limitation proposed to be amended is the Fund's limitation with respect to the percentage of assets the Fund may invest in the securities of any one issuer, and the percentage of assets of a single issuer permitted to be owned by the Fund. Currently, the Fund's fundamental investment restriction provides that:

     [The Fund may not ... ] invest more than 5% of the value of its total assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities, or any other class of securities, of any one issuer. ... This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.

     As proposed, the amended fundamental investment restriction would read as follows:

     [The Fund may not ... ] invest more than 5% of the value of its total assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities, or any other class of securities, of any one issuer. ... This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities or to any security issued by any investment company or series thereof. (New language is in italics.)

     The current restriction limits the extent to which the Fund may invest in any one issuer. This limitation is intended to protect the Fund's value from excessive volatility as a result of the price fluctuations of a single security owned by the Fund, and to prevent the Fund from acquiring control of too high a percentage of an issuer. However, the 1940 Act explicitly states that investments in other mutual funds need not be subject to this limitation, and the proposed amendment would give the Fund the full flexibility afforded under the 1940 Act. The Fund would continue to be "diversified," as that term is defined in the 1940 Act.


     If the proposed amendment is approved by shareholders, the Fund will be able to invest in other mutual funds without regard to the limitations applicable to investment in securities of other types of issuers. To the extent that the Fund continues to purchase individual securities that are not U.S. government securities, this restriction would still apply. If approved, the amended investment restriction would permit the Fund to own more than 10% of the securities of any mutual fund in which it invests. To the extent that the Fund acquires this level of ownership in another mutual fund from time to time, management does not believe that there would be any material adverse effects on the Fund or its shareholders. As a fund of funds, the Fund should in fact increase its level of diversification because it intends to invest in mutual funds that themselves own a larger pool of individual securities.

     The proposed amendment does not require that investments in other mutual funds be limited to funds in the same family or group of mutual funds. However, in order to invest more than the stated percentage of assets in unaffiliated mutual funds, the Fund would require further exemptive relief from the SEC. The Fund has no intention of seeking such additional relief. In addition, the proposed amendment to the restriction in Proposal No. 2 explicitly limits the Fund's mutual fund investments to funds advised by GISC or an affiliate of GISC.

     The Trustees have approved the amendment to this investment restriction, and recommend that shareholders approve the amendment at the Special Meeting. The Trustees believe that adoption of this amended fundamental investment restriction would be in the best interests of shareholders.

Required Vote

     The amendment to the Fund's fundamental investment restriction regarding investment in other issuers must be approved by the affirmative vote of a majority of the Fund's outstanding voting shares entitled to vote at the meeting, within the meaning of the 1940 Act. The required majority is the lesser of (1) 67% or more of the shares present at the meeting, if at least 50% of the outstanding shares entitled to vote are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting. If the proposal fails to attract the required vote for approval, the current fundamental investment restriction will remain in effect and the Fund will not be able to operate as a fund of funds.

                        THE BOARD OF TRUSTEES RECOMMENDS
                       THAT YOU VOTE "FOR" PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT OF
             FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTMENT
                         IN OTHER INVESTMENT COMPANIES

     In addition to expanding the Fund's ability to invest in a single issuer described in Proposal No. 1, shareholders are being asked to approve an amendment to the Fund's fundamental investment restriction that limits its ability to invest in other mutual funds. In order to implement the fund of funds arrangement, it is proposed that this restriction be amended to permit the Fund to invest without limit in other mutual funds advised by GISC or an affiliate of GISC. The Fund's current fundamental investment restriction provides that:

     [The Fund may not ... ] invest in securities of other investment companies, except that (a) the Fund may purchase such securities in the open market, without regard to section (b) below, provided that immediately thereafter (i) not more than 10% of the Fund's total assets would be invested in such securities, (ii) not more than 5% of the Fund's total assets would be invested in securities of any one investment company, and (iii) not more than 3% of the total outstanding voting stock of any one investment company would be owned by the Fund; or (b) the Fund may acquire such securities as part of a merger, consolidation, reorganization, acquisition of assets, offer of exchange or as a dividend.

     As proposed, the amended fundamental investment restriction would read as follows:

     [The Fund may not ... ] invest in the securities of other investment companies, except that (a) during any period in which the Fund operates as a "fund of funds" in accordance with the Prospectus and applicable law, and notwithstanding (b) and (c) below, the Fund may purchase, without limit, shares of The Guardian Park Avenue Fund, The Guardian Investment Quality Bond Fund and The Guardian Cash Management Fund, and any other mutual fund currently existing or hereafter created whose investment adviser is the Fund's adviser or an affiliate thereof, or the respective successors in interest of any such mutual fund or adviser; (b) during any period in which the Fund does not operate as a "fund of funds" in accordance with the Prospectus, the Fund may purchase securities of other investment companies in the open market, without regard to section (c) below, provided that immediately thereafter (i) not more than 10% of the Fund's total assets would be invested in such securities, (ii) not more than 5% of the Fund's total assets would be invested in securities of any one investment company, and (iii) not more than 3% of the total outstanding voting stock of any one investment company would be owned by the Fund; or (c) the Fund may acquire securities of other investment companies as part of a merger, consolidation, reorganization, acquisition of assets, offer of exchange or as a dividend. (New language is in italics.)

     In its current form, this investment restriction limits the extent to which the Fund may invest in other mutual funds, other than in relatively small amounts. In order to operate as a fund of funds, shareholders must approve the amended version of the restriction, which would remove these limitations during any period in which the Fund operates as a fund of funds. If in the future it is determined that the Fund should cease to be a fund of funds, the percentage limitations applicable to investment in other mutual funds would apply. Under this amended investment restriction the Fund could invest a substantial portion of its assets only in mutual funds that are advised by GISC, or an affiliate of GISC.

     The percentage limitations on investment in other mutual funds specified in the current investment restriction are derived from the provisions of the 1940 Act. In order to function as a fund of funds, it will be necessary to receive an order of exemption from the SEC, as described above under "The Fund of Funds Arrangement--Requirement for Exemption from the SEC," in addition to securing shareholder approval of the amended restriction. Management believes that the exemption that the Fund is seeking is substantially similar to exemptions obtained by other mutual fund companies that have adopted a fund of funds arrangement.

     The Trustees have approved the amendment to this investment restriction, and recommend that shareholders approve the amendment at the Special Meeting. As described in detail under "The Fund of Funds Arrangement" above, the Trustees believe that to approve the proposed fundamental investment restriction regarding investment in other mutual funds as part of the fund of funds arrangement will be in the best interests of shareholders.

Required Vote

     The amendment to the Fund's fundamental investment restriction regarding investment in other mutual funds must be approved by the affirmative vote of a majority of the Fund's outstanding voting shares entitled to vote at the meeting, within the meaning of the 1940 Act. The required majority is the lesser of (1) 67% or more of the shares present at the meeting, if at least 50% of the outstanding shares entitled to vote are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting. If the proposal fails to attract the required vote for approval, the current fundamental investment restriction will remain in effect and the Fund will not be able to operate as a fund of funds.

                        THE BOARD OF TRUSTEES RECOMMENDS
                       THAT YOU VOTE "FOR" PROPOSAL NO. 2.

                       Investment Adviser and Distributor

     Guardian Investor Services Corporation ("GISC"), 201 Park Avenue South, New York, New York 10003, serves as investment adviser and distributor for the Fund. GISC is a wholly-owned subsidiary of The Guardian Insurance & Annuity Company, Inc., which is a wholly-owned subsidiary of Guardian Life.

                         Future Meetings of Shareholders


     As a Massachusetts business trust, the Portfolio is not required to hold annual meetings of shareholders and does not plan to do so. The Board of Trustees may call special meetings of shareholders from time to time for action by shareholder vote as may be required by the 1940 Act or the Portfolio's Declaration of Trust.


                                  Other Matters

     The Trustees know of no other matters to be presented at the Meeting. However, if any other business should properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares of the Fund with respect to such matters in their discretion.


                                             By order of the Board of Trustees,



                                             Joseph A. Caruso
                                             Secretary


Dated:   February 10, 1997

                            THE PARK AVENUE PORTFOLIO

                       The Guardian Asset Allocation Fund


      --------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned, revoking any previously executed proxies, hereby appoints Frank
J. Jones, Thomas R. Hickey, Jr. and Frank L. Pepe as proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote all shares of The Guardian Asset Allocation Fund held of record by the undersigned on January 31, 1997 on each of the proposals specified on the reverse side, and upon any other business that may properly come before the Special Meeting of Shareholders to be held at 201 Park Avenue South, Mezzanine Floor, New York, NY 10003 on April 8, 1997 at 9:30 a.m. New York time and at any adjournments thereof.

Receipt of the Notice of Special Meeting and the accompanying Proxy Statement which describes the matters to be considered and voted on is hereby acknowledged.

                                 PLEASE sign exactly as your name(s) appear(s) on your account and this proxy card. When signing as attorney, executor, trustee, administrator, guardian, etc., please give full title. Corporate, partnership and trust owners should have this proxy signed by an authorized person, and that person's title should be given.

                                 Date___________________________________,  1997

                                     __________________________________________

                                     __________________________________________
                                     Signature(s) and, if applicable, Title(s)

                                  PLEASE SIGN, DATE, AND RETURN PROMPTLY IN
                                    THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE ACCOUNT HOLDER. IF YOU SIGN AND DATE THIS PROXY CARD, BUT DO NOT SPECIFY YOUR VOTE BELOW, THE PERSONS NAMED AS PROXIES WILL VOTE YOUR SHARES FOR EACH PROPOSAL. IF SHARES OF THE FUND ARE HELD IN MORE THAN ONE ACCOUNT IN YOUR NAME, A SEPARATE PROXY CARD IS PROVIDED FOR EACH ACCOUNT IN WHICH YOU OWNED SHARES AS OF JANUARY 31, 1997. PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF EACH PROPOSAL.


The proxies named herein will vote the shares of The Guardian Asset Allocation Fund held of record by the person whose signature appears on the reverse side of this card in accordance with the voting procedures described in the accompanying proxy statement.


Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink.


     _____________________________________________________________________


1. To amend The Guardian Asset Allocation Fund's fundamental investment restriction with respect to issuer diversification.


                   |_| FOR     |_| AGAINST     |_| ABSTAIN

2. To amend The Guardian Asset Allocation Fund's fundamental investment restriction with respect to investment in other investment companies.

                   |_| FOR     |_| AGAINST     |_| ABSTAIN


Please Complete This Proxy Card Today. Your Prompt Response Will Save the Expense of Additional Mailings.

                            THE PARK AVENUE PORTFOLIO
                              201 Park Avenue South
                            New York, New York 10003


February 10, 1997


Dear Shareholder:

I am writing to inform you that a special meeting of shareholders of The Guardian Asset Allocation Fund will be held on Tuesday, April 8, 1997 to vote on two important proposals. This package contains information about the proposals and materials for you to use when voting by mail.


The primary purpose of the special meeting is to consider and approve a change in the structure of The Guardian Asset Allocation Fund to allow it to operate as a "fund of funds" and to invest in certain other funds in The Park Avenue Portfolio. This change would allow the Fund to invest directly in The Guardian Park Avenue Fund and The Guardian Investment Quality Bond Fund rather than purchasing individual stocks and bonds. To implement the change in structure, your approval is required to modify two of the Fund's fundamental investment restrictions. The proposed changes are rather technical in nature, and both must be approved in order for the Fund to operate as a "fund of funds". These matters are described in detail in the enclosed materials.


Please vote and return your proxy promptly. Your vote is essential, no matter how many shares you own. Your prompt vote will eliminate the need to send additional mailings at a later time to increase voter participation.

Your participation is important. Everything you need in order to vote by mail is enclosed. You are entitled to one vote for each share you own. Fractional votes will be counted. To cast your vote, simply record your instructions on the enclosed card. If you are entitled to vote the shares in more than one shareholder account, you must complete and return a separate card for each account in which you have an interest. Be sure to date and sign each card before mailing it in the enclosed postage-paid envelope. If you date, sign and return your card, but do not record your votes, your shares will be voted FOR both proposals.

We appreciate your careful consideration of the proposals described in the enclosed proxy statement and thank you for your participation in this important initiative for your Guardian fund.

Sincerely,


/s/ Joseph D. Sargent, CLU


Joseph D. Sargent, CLU
Chairman